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                                             Exhibit C1

GRANITE STATE ENERGY, INC.
Statement of Cash Flows (Thousands of Dollars)
For the Quarter Ended March 31, 1997
(Unaudited, Subject to Adjustment)


Operating activities:
  Net income/(loss)                                          $(68)

  Adjustments to reconcile net income/(loss) to net cash provided by operating activities:

     Decrease in unbilled revenue                              44
     Increase in prepaid taxes                                (37)
     Increase in accounts payable                              96
                                                             ----
Net cash provided by operating activities                      35


Financing activities:
  Subordinated notes payable to parent-issues                  50
                                                             ----

Net increase in cash and cash equivalents                      85


Cash and cash equivalents at beginning of period               23
                                                             ----
Cash and cash equivalents at end of period                   $108
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